Exhibit 99.1
Andeavor Announces Merger of its MLPs and
Financial Repositioning of Andeavor Logistics through IDR Buy-In

•	Andeavor Logistics to acquire Western Refining Logistics in a unit-for-unit transaction for a total enterprise value of $1.8 billion, including net debt

•	0.5233x exchange ratio for WNRL public unitholders

•	0.4639x effective exchange ratio for Andeavor’s WNRL units

•	0.4921x effective blended exchange ratio

•	78.0 million ANDX common units to be issued to Andeavor in exchange for the cancellation of IDRs, representing total equity value of:

•	$3.8 billion based on Andeavor Logistics previous closing day price

•	$4.0 billion based on Andeavor Logistics 30 day volume weighted average closing price

•	Positions Andeavor Logistics as a growth-oriented, full-service and diversified midstream company with at least $1 billion of annual growth investments

•	Enhances capital structure and improves cost of capital to support sustainable, long-term growth

•	Targets annual distribution growth of 6% or greater, distribution coverage ratio of approximately 1.1x and debt-to-EBITDA at or below 4.0x

•	Significantly reduces need for new public equity issuances

•	Expected to be accretive to Andeavor Logistics distributable cash flow by second half 2019

•	Provides transparent value for Andeavor, who will own approximately 59% of Andeavor Logistics, valued at $6.1 billion based on the closing unit price on August 11, 2017

SAN ANTONIO, TEXAS - August 14, 2017 - Andeavor (NYSE: ANDV), Andeavor Logistics LP (NYSE: ANDX) and Western Refining Logistics, LP (NYSE: WNRL) today announced the merger of Andeavor Logistics and Western Refining Logistics and the financial repositioning of Andeavor Logistics through a buy-in of Andeavor Logistics’ incentive distribution rights (“IDRs”). These transactions will generate approximately 93 million newly issued ANDX common units to Andeavor, which will bring Andeavor’s total ownership to approximately 127 million units.

Andeavor Logistics and WNRL jointly announced a definitive merger agreement whereby Andeavor Logistics will acquire WNRL in a unit-for-unit exchange (“Merger”) at a blended exchange ratio of 0.4921, representing an equity value of $1.5 billion based on Andeavor Logistics closing unit price of $48.31 on August 11, 2017. This represents an enterprise value of $1.8 billion, including the assumption of approximately $310 million of WNRL’s net debt. The estimated 2018 EBITDA multiple is approximately 8.6x, excluding estimated 2018 GP/IDR distributions for WNRL of $22 million.

Andeavor and Andeavor Logistics also announced an agreement for Andeavor Logistics to issue, conditional upon the closing of the Merger, 78.0 million ANDX common units to Andeavor in exchange for the cancellation of Andeavor Logistics’ IDRs (“IDR Buy-In”). The IDR Buy-In is expected to take place immediately after the Merger. These transactions have been approved by the boards of directors of all three companies as well as the conflicts committees of both MLPs.

“Andeavor Logistics is well positioned for sustainable growth through the execution of our organic growth programs and strategic acquisitions, including drop downs from Andeavor,” said Greg Goff, Chairman and CEO of Andeavor, and Chief Executive Officer of Andeavor Logistics’ and WNRL’s general partners. “The transactions announced today significantly improve the financial strength of Andeavor Logistics, reduce our cost of capital and clearly highlight the value of this growth business."

“These transactions create significant value for Andeavor shareholders and Andeavor Logistics unitholders, and offer Western Refining Logistics unitholders the opportunity to participate in the future growth of the combined logistics entity," added Goff.

The Merger Transaction
Under the terms of the Merger agreement, WNRL unitholders will receive an exchange ratio of 0.5233 ANDX common units for each WNRL common unit held. The exchange ratio of 0.5233 is valued at $25.28 per WNRL common unit, reflecting a premium of 6.4% based on WNRL’s closing unit price on August 11, 2017. It also represents a 6.9% premium to the volume weighted average closing price over the last 30 trading days.

Andeavor’s effective implied exchange ratio is 0.4639 ANDX common units for each WNRL common unit held by Andeavor. This represents no premium to the exchange ratio based on ANDX’s and WNRL’s closing unit prices on April 13, 2017, one trading day prior to Andeavor Logistics’ April 17, 2017 initial 13D filing. The effective implied exchange ratio is achieved by Andeavor’s agreement to cancel 3.6 million WNRL common units.

The effective blended exchange ratio is 0.4921 ANDX common units for each WNRL common unit. The effective blended exchange ratio is valued at $23.77 per WNRL common unit.

The IDR Buy-In Transaction
Under the terms of the IDR Buy-In agreement, and immediately following the close of the Merger, Andeavor Logistics will issue 78.0 million ANDX common units to Andeavor in exchange for the cancellation of Andeavor Logistics’ IDRs and the conversion of its economic general partner interest into a non-economic general partner interest. Following the IDR Buy-In, Andeavor will continue to own the non-economic general partner interest in Andeavor Logistics and hold approximately 127 million ANDX common units, representing approximately 59% of the common units outstanding.

The 78.0 million ANDX common units represent $3.8 billion in value based on Andeavor Logistics closing unit price of $48.31 on August 11, 2017 and $4.0 billion in value based on the volume weighted average closing price over the last 30 trading days. This represents a multiple of 13.1x on 2018 estimated GP/IDR distributions for Andeavor Logistics and WNRL, combined, of $287 million, excluding distributions waivers, based on Andeavor

Logistics closing unit price on August 11, 2017. This also represents a GP/IDR multiple of 14.0x on the volume weighted average closing price over the last 30 trading days.

Additionally, Andeavor has agreed to increase existing distribution waivers in 2017-2019 by $60 million to $160 million, consisting of:

•	$50 million in 2017 (no change)

•	$60 million in 2018 ($10 million increase)

•	$50 million in 2019 ($50 million increase)
These waivers strongly position Andeavor Logistics for accelerated near-term distributable cash flow accretion while maintaining strong financial metrics following the IDR Buy-In.

Strategic Rationale

•
Greater Organic Growth Opportunities Across the Combined Geographic Footprint: Andeavor Logistics plans to spend at least $500 to $600 million per year on organic growth and acquisitions with a current two-year backlog of $800 to $900 million of identified organic growth projects. The entry into the prolific Permian Basin positions Andeavor Logistics to capture additional organic growth opportunities. The Conan Crude Oil Pipeline System in the Delaware Basin, announced on August 11, 2017, with a capital investment of approximately $225 million, is indicative of the organic growth opportunities for the business. This project is being constructed by Andeavor and is expected to be offered to Andeavor Logistics upon completion.

•
Robust Drop Down Portfolio of Qualified Assets: Andeavor Logistics targets investing $400 to $500 million per year on drop downs, as Andeavor has a drop down portfolio of at least $750 million of estimated annual earnings. This portfolio includes earnings from refinery infrastructure of at least $150 million, logistics assets of at least $200 million, assets under development of at least $150 million and Andeavor’s wholesale fuels business of at least $250 million.

•
Enhanced Distribution Growth, Distribution Coverage and Credit Metrics: Andeavor Logistics targets long-term, sustainable annual distribution growth of 6% or greater, a distribution coverage ratio of approximately 1.1x and debt-to-EBITDA at or below 4.0x by the end of 2017.

•
Enhanced Capital Structure and Improved Cost of Capital: The transactions strengthen the credit profile and position Andeavor Logistics for an investment grade credit rating. The IDR Buy-In also lowers the marginal cost of capital and reduces the need to access public equity markets while expanding the universe of economic growth opportunities.

•
Better Alignment and More Transparent Value: Together, these transactions, simplify the corporate structure, resulting in Andeavor owning approximately 59% of Andeavor Logistics, valued at $6.1 billion, based on the closing unit price on August 11, 2017. Additionally, these transactions achieve expected distributable cash flow accretion by the second half of 2019 for Andeavor Logistics unitholders and deliver a significant value proposition for all stakeholders.

Leadership
Upon closing, Greg Goff will continue to serve as Chairman and Chief Executive Officer and Steven Sterin as President and Chief Financial Officer of the general partner of Andeavor Logistics.

Approvals and Timing
The Merger transaction and IDR Buy-In is expected to close in the fourth quarter 2017 and the Merger is subject to customary closing conditions, including regulatory and approval from holders of a majority of the WNRL units.

Public Invitation to Conference Call and Webcast

Andeavor, Andeavor Logistics and WNRL will live broadcast a conference call at 7:00 a.m. CT (8:00 a.m. ET) today to discuss the transactions. Interested parties may listen to the conference call by logging on to http://www.andeavor.com, http://www.andeavorlogistics.com or http://www.wnr.com/wnrl.

Advisors
Goldman Sachs & Co. LLC is serving as lead financial advisor, Evercore is serving as financial advisor and Sullivan & Cromwell LLP is serving as legal advisor to Andeavor. J.P. Morgan Securities LLC is serving as financial advisor to the Conflicts Committee of Andeavor Logistics and Andrews Kurth Kenyon LLP is serving as its legal advisor. Latham & Watkins LLP is serving as legal advisor to Andeavor Logistics for the transactions. Citi is serving as financial advisor to the Conflicts Committee of Western Refining Logistics and Bracewell LLP is serving as its legal advisor. Vinson & Elkins LLP is serving as legal advisor to Western Refining Logistics for the transaction.

About Andeavor
Andeavor is a premier, highly integrated marketing, logistics and refining company. Andeavor's retail-marketing system includes more than 3,100 retail stations marketed under multiple well-known fuel brands, including ARCO®, SUPERAMERICA®, Shell®, Exxon®, Mobil®, Tesoro®, USA Gasoline(TM) and Giant®. It also has ownership in two logistics businesses, which include Andeavor Logistics LP (NYSE: ANDX) and Western Refining Logistics, LP (NYSE: WNRL) and ownership of their general partners. Andeavor operates 10 refineries with a combined capacity of approximately 1.2 million barrels per day in the mid-continent and western United States.

About Andeavor Logistics LP
Andeavor Logistics LP is a leading full-service logistics company operating primarily in the mid-continent and western United States. Andeavor Logistics owns and operates a network of crude oil, refined products and natural gas pipelines. Andeavor Logistics also owns and operates crude oil and refined products truck terminals, marine terminals and dedicated storage facilities. In addition, Andeavor Logistics owns and operates natural gas processing and fractionation complexes. Andeavor Logistics is a fee-based, growth oriented Delaware limited partnership formed by Andeavor and is headquartered in San Antonio, Texas.

About Western Refining Logistics, LP
Western Refining Logistics, LP is a growth-oriented master limited partnership formed to own, operate, develop and acquire terminals, storage tanks, pipelines and other logistics assets related to the terminalling, transportation and storage of crude oil and refined products. Headquartered in El Paso, Texas, Western Refining Logistics, LP's assets include approximately 705 miles of pipelines, approximately 12.4 million barrels of active storage capacity, distribution of wholesale petroleum products and crude oil and asphalt trucking.

Forward Looking Statements
This communication contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Words such as “may,” “will,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the proposed acquisition by Andeavor Logistics of WNRL, synergies and the shareholder value to result from the combined company, and the proposed buy-in of Andeavor Logistics’ incentive distribution rights by Andeavor in exchange for common units of Andeavor. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, the risk that the proposed transactions do not occur, expected timing and likelihood of completion of the proposed transactions, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed acquisition that could reduce anticipated benefits or cause the parties to abandon the transactions, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could cause the parties to abandon the transactions, risks related to disruption of management time from ongoing business operations due to the proposed transactions, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Andeavor Logistics’ common units, WNRL’s common units or Andeavor’s common stock, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Andeavor Logistics, WNRL and Andeavor to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies, the risk of the amount of any future distribution Andeavor Logistics may pay, and other factors. All such factors are difficult to predict and are beyond Andeavor Logistics’ or Andeavor’s control, including those detailed in Andeavor Logistics’ annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at http://andeavorlogistics.com/ and on the SEC’s website at http://www.sec.gov, those detailed in WNRL’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on WNRL’s website at http://www.wnrl.com and on the SEC website at http://www.sec.gov and those detailed in Andeavor’s website at http://andeavor.com and on the SEC’s website at http://www.sec.gov. Andeavor Logistics’, WNRL’s and Andeavor’s forward-looking statements are based on assumptions that Andeavor Logistics, WNRL and Andeavor believe to be reasonable but that may not prove to be accurate. Andeavor Logistics, WNRL and Andeavor undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, except as required by applicable law or regulation. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

No Offer or Solicitation:

This communication relates to a proposed business combination between WNRL and Andeavor Logistics and a proposed transaction between Andeavor Logistics and Andeavor. This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, any securities in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It:
Andeavor Logistics and WNRL intend to file a registration statement on Form S-4, containing a consent statement/prospectus (the “S-4”) with the SEC. This communication is not a substitute for the registration statement, definitive consent statement/prospectus or any other documents that Andeavor Logistics, WNRL or Andeavor may file with the SEC or send to unitholders in connection with the proposed transaction. UNITHOLDERS OF ANDEAVOR LOGISTICS AND WNRL AND SHAREHOLDERS OF ANDEAVOR ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE FORM S-4 AND THE DEFINITIVE CONSENT STATEMENT/PROSPECTUS INCLUDED THEREIN IF AND WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When available, investors and security holders will be able to obtain copies of these documents, including the consent statement/prospectus, and any other documents that may be filed with the SEC with respect to the proposed transactions free of charge at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by Andeavor Logistics will be made available free of charge on Andeavor Logistics’ website at http://andeavorlogistics.com/ or by contacting Andeavor Logistics’ Investor Relations Department by phone at (210) 626-7202. Copies of documents filed with the SEC by WNRL will be made available free of charge on WNRL’s website at http://www.wnrl.com or by contacting WNRL’s Investor Relations Department by phone at (602) 286-1533. Copies of documents filed with the SEC by Andeavor will be made available free of charge on Andeavor’s website at http://www.andeavor.com or by contacting Andeavor’s Investor Relations Department by phone at (210) 626-4757.

Participants in the Solicitation Relating to the Merger
Andeavor Logistics, WNRL, Andeavor and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of consent from the unitholders of WNRL in connection with the proposed transaction. Information about the directors and executive officers of the general partner of Andeavor Logistics is set forth in Andeavor Logistics’ Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 21, 2017. Information about the directors and executive officers of the general partner of WNRL is set forth in WNRL’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on March 1, 2017. Information about the executive officers of Andeavor is set forth in Andeavor’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 21, 2017. Information about the directors of Andeavor is set forth in Andeavor’s Definitive Proxy Statement on Schedule 14A for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on March 22, 2017. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the consent solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the consent statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Contact:
Andeavor Investors:
Brian Randecker, Investor Relations, (210) 626-4757

Andeavor Logistics Investors:
Andrew Woodward, Sr. Director, Finance and Investor Relations, (210) 626-7202

Western Refining Logistics Investors
Michelle Clemente, Manager, Investor Relations, (602) 286-1533

Media:
Andeavor Media Relations, media@andeavor.com, (210) 626-7702